Exhibit 10.79

FIRST AMENDMENT TO PRE-OPENING SERVICES

AND MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO PRE-OPENING SERVICES AND MANAGEMENT AGREEMENT (this “Amendment”) is entered into as of January 28, 2013 by and between CHT HARBORCHASE TRS TENANT CORP., a Delaware corporation (“Tenant”), and HARBOR VILLAGES MANAGEMENT, LLC, a Florida limited liability company (the “Manager”).

WHEREAS, Tenant and Manager entered into that certain Pre-Opening Services and Management Agreement (the “Management Agreement”) dated August 29, 2012 for HarborChase Villages (the “Facility”); and

WHEREAS, the Management Agreement incorrectly provides that the Pre-Opening Services Period commences as of the Effective Date of the Management Agreement; and

WHEREAS, Tenant and Manager wish to enter into this Amendment to correct the Management Agreement so that it accurately reflects the parties’ intent that the Pre-Opening Services period commence three (3) month’s prior to the opening of the Facility,

NOW, THEREFORE, for in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Tenant and Manager agree as follows:

1.       Amendment. Paragraph 1.53 of the Management Agreement is hereby amended to read as follows:

“1.53 Pre-Opening Services Period. The term “Pre-Opening Services Period” means the period commencing three (3) calendar months prior to the anticipated Opening Date, as agreed upon by the parties.”

2.       Amendment. The initial clause of Paragraph 4.02 of the Management Agreement is hereby amended to read as follows: . . . .”

“4.02. Pre-Opening Services. Manager shall provide the following Pre-Opening Services to Tenant prior to the opening of the Facility (the “Pre-Opening Services”):”

3.        Miscellaneous.

(a)      Ratification. Except as specifically herein amended, the terms and conditions of the Management Agreement remain in full force and effect. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Management Agreement, the terms and conditions contained in this Amendment shall control.

(b)      Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Photographic, electronic or facsimile reproductions or counterparts of this Amendment may be made and relied upon to the same extent as though the copies were originals and electronic or facsimile signatures shall be binding on all parties.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized offices, all as of the day and year first above written.

TENANT:

CHT HARBORCHASE TRS TENANT CORP.

By:	/s/ Kevin Maddron

Name:	Kevin Maddron

Title:	Senior Vice President

MANAGER:

HARBOR VILLAGES MANAGEMENT, LLC

By:	/s/ Timothy S. Smick

Name:	Timothy S. Smick

Title:	CEO

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